EXHIBIT 99.1

Investor Contacts:
SungHwan Cho, Chief Financial Officer
Peter Reck, Chief Accounting Officer
(212) 702-4300

For Release: November 3, 2017

Icahn Enterprises L.P. Reports Third Quarter 2017 Financial Results

•	Third quarter net income attributable to Icahn Enterprises of $597 million, or $3.53 per depositary unit

•	Board approves quarterly distribution of $1.50 per depositary unit

New York, NY - Icahn Enterprises L.P. (NASDAQ:IEP) is reporting third quarter 2017 revenues of $5.7 billion and net income attributable to Icahn Enterprises of $597 million, or $3.53 per depositary unit. For the three months ended September 30, 2016 revenues were $4.9 billion and net loss attributable to Icahn Enterprises was $16 million, or a loss of $0.12 per depositary unit. For the three months ended September 30, 2017, Adjusted EBITDA attributable to Icahn Enterprises was $567 million compared to $467 million for the three months ended September 30, 2016. For the three months ended September 30, 2017, Adjusted EBIT attributable to Icahn Enterprises was $364 million compared to $276 million for the three months ended September 30, 2016.

For the nine months ended September 30, 2017, revenues were $17.0 billion and net income attributable to Icahn Enterprises was $2.1 billion, or $13.23 per depositary unit. For the nine months ended September 30, 2016 revenues were $12.4 billion and net loss attributable to Icahn Enterprises was $922 million, or a loss of $6.70 per depositary unit. For the nine months ended September 30, 2017, Adjusted EBITDA attributable to Icahn Enterprises was $1.5 billion compared to $693 million for the nine months ended September 30, 2016. For the nine months ended September 30, 2017, Adjusted EBIT attributable to Icahn Enterprises was $895 million compared to $136 million for the nine months ended September 30, 2016.

For the nine months ended September 30, 2017 indicative net asset value increased by $1.5 billion to $7.1 billion compared to $5.6 billion as of December 31, 2016.

On November 1, 2017, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $1.50 per depositary unit. The quarterly distribution is payable in either cash or additional depositary units, at the election of each depositary unit holder and will be paid on or about December 20, 2017 to depositary unit holders of record at the close of business on November 13, 2017. Depositary unit holders have until December 8, 2017 to make an election to receive either cash or additional depositary units; if a holder does not make an election, it will automatically be deemed to have elected to receive the distribution in cash. Depositary unit holders who elect to receive additional depositary units will receive units valued at the volume weighted average trading price of the units on NASDAQ during the 5 consecutive trading days ending December 15, 2017. No fractional depositary units will be issued pursuant to the distribution payment. Icahn Enterprises will make a cash payment in lieu of issuing fractional depositary units to any holders electing to receive depositary units. Any holders that would only be eligible to receive a fraction of a depositary unit based on the above calculation will receive a cash payment.

***

Icahn Enterprises L.P., a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Railcar, Gaming, Metals, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenues:	(Unaudited)
Net sales	$4,292	$3,904	$12,893	$11,546
Other revenues from operations	427	537	1,389	1,506
Net income (loss) from investment activities	420	418	604	(826)
Interest and dividend income	37	27	99	97
Gain (loss) on disposition of assets, net	446	(1)	1,966	10
Other income, net	58	14	60	43
	5,680	4,899	17,011	12,376
Expenses:
Cost of goods sold	3,679	3,378	11,094	9,949
Other expenses from operations	254	342	786	902
Selling, general and administrative	633	603	1,883	1,736
Restructuring	5	8	14	29
Impairment	5	93	82	670
Interest expense	207	222	648	665
	4,783	4,646	14,507	13,951
Income (loss) before income tax expense	897	253	2,504	(1,575)
Income tax expense	(68)	(15)	(110)	(81)
Net income (loss)	829	238	2,394	(1,656)
Less: net income (loss) attributable to non-controlling interests	232	254	262	(734)
Net income (loss) attributable to Icahn Enterprises	$597	$(16)	$2,132	$(922)

Net income (loss) attributable to Icahn Enterprises allocable to:
Limited partners	$586	$(16)	$2,090	$(904)
General partner	11	—	42	(18)
	$597	$(16)	$2,132	$(922)

Basic and diluted income (loss) per LP unit	$3.53	$(0.12)	$13.23	$(6.70)
Basic and diluted weighted average LP units outstanding	166	139	158	135
Cash distributions declared per LP unit	$1.50	$1.50	$4.50	$4.50

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2017	December 31, 2016
ASSETS	(Unaudited)
Cash and cash equivalents	$2,038	$1,833
Cash held at consolidated affiliated partnerships and restricted cash	999	804
Investments	9,748	9,881
Due from brokers	1,006	1,482
Accounts receivable, net	1,853	1,609
Inventories, net	3,256	2,983
Property, plant and equipment, net	9,631	10,122
Goodwill	1,199	1,136
Intangible assets, net	1,072	1,116
Assets held for sale	410	1,366
Other assets	1,605	1,039
Total Assets	$32,817	$33,371
LIABILITIES AND EQUITY
Accounts payable	$2,093	$1,765
Accrued expenses and other liabilities	3,566	3,034
Deferred tax liability	1,678	1,613
Securities sold, not yet purchased, at fair value	1,258	1,139
Due to brokers	603	3,725
Post-retirement benefit liability	1,210	1,180
Liabilities held for sale	13	1,779
Debt	11,198	11,119
Total liabilities	21,619	25,354

Equity:
Limited partners	5,026	2,448
General partner	(242)	(294)
Equity attributable to Icahn Enterprises	4,784	2,154
Equity attributable to non-controlling interests	6,414	5,863
Total equity	11,198	8,017
Total Liabilities and Equity	$32,817	$33,371

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT. EBITDA represents earnings before interest expense, income tax (benefit) expense and depreciation and amortization. EBIT represents earnings before interest expense and income tax (benefit) expense. We define Adjusted EBITDA and Adjusted EBIT as EBITDA and EBIT, respectively, excluding the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. We present EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT on a consolidated basis and attributable to Icahn Enterprises net of the effect of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and the effects of impairment, restructuring costs, certain pension plan expenses, OPEB curtailment gains, purchase accounting inventory adjustments, certain share-based compensation, discontinued operations, gains/losses on extinguishment of debt, major scheduled turnaround expenses, FIFO adjustments and unrealized gains/losses on energy segment derivatives and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•	do not reflect changes in, or cash requirements for, our working capital needs; and

•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA, Adjusted EBITDA, EBIT and Adjusted EBIT only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The NASDAQ Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

($ in millions)	September 30, 2017	December 31, 2016
Market-valued Subsidiaries:	(Unaudited)
Holding Company interest in Funds (1)	$2,882	$1,669
CVR Energy (2)	1,844	1,808
CVR Refining - direct holding (2)	57	60
American Railcar Industries (2)	458	538
Total market-valued subsidiaries	$5,241	$4,074

Other Subsidiaries:
Tropicana (3)	$1,429	$862
Viskase (3)	179	154
Federal-Mogul (4)	1,690	1,429
Real Estate Holdings (1)	851	642
PSC Metals (1)	169	155
WestPoint Home (1)	153	164
ARL/RemainCo (5)	537	1,689
Ferrous Resources (1)	123	104
Icahn Automotive Group (1)	1,487	1,319
Trump Entertainment (1)	64	86
Total - other subsidiaries	$6,683	$6,605
Add: Holding Company cash and cash equivalents (6)	484	225
Less: Holding Company debt (6)	(5,508)	(5,490)
Add: Other Holding Company net assets (6)	175	171
Indicative Net Asset Value	$7,075	$5,585

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied is made as to the accuracy and correctness of indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents equity attributable to us as of each respective date.

(2)
Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.

(3)
Amounts based on market comparables due to lack of material trading volume. Tropicana valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2017 and 8.5x Adjusted EBITDA for the twelve months ended December 31, 2016. Viskase valued at 9.0x Adjusted EBITDA for the twelve months ended September 30, 2017 and December 31, 2016.

(4)
September 30, 2017 represents the value of the company based on IEP's tender offer during Q1 2017. December 31, 2016 represents the closing share price (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of December 31, 2016.

(5)
September 30, 2017 represents the option purchase price of the remaining cars not sold in the initial ARL sale, plus working capital as of that date. December 31, 2016 reflects the initial sale of ARL to SMBC Rail and assumes that the ARL cars not being sold to SMBC Rail during the initial closing are valued at the purchase price option set forth in the ARL sales agreement less liabilities.

(6)	Holding Company's balance as of each respective date.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Consolidated Adjusted EBITDA:	(Unaudited)
Net income (loss)	$829	$238	$2,394	$(1,656)
Interest expense, net	199	221	635	659
Income tax expense	68	15	110	81
Depreciation and amortization	251	258	746	739
Consolidated EBITDA	$1,347	$732	$3,885	$(177)
Impairment of assets	5	93	82	670
Restructuring costs	5	8	14	29
Non-Service cost US based pensions	4	5	11	13
FIFO impact (favorable) unfavorable	(15)	7	—	(30)
Major scheduled turnaround expense	24	—	40	38
(Gain) loss on disposition of assets	(446)	1	(1,966)	(10)
Tax settlements	(61)	—	(61)	—
Unrealized loss on certain derivatives	17	8	6	40
Other	24	12	71	60
Consolidated Adjusted EBITDA	$904	$866	$2,082	$633

IEP Adjusted EBITDA:
Net income (loss) attributable to IEP	$597	$(16)	$2,132	$(922)
Interest expense, net	154	157	485	468
Income tax expense	63	8	97	60
Depreciation and amortization	203	191	601	557
EBITDA attributable to IEP	$1,017	$340	$3,315	$163
Impairment of assets	5	93	82	429
Restructuring costs	5	7	13	24
Non-Service cost US based pensions	4	4	10	10
FIFO impact (favorable) unfavorable	(9)	4	—	(18)
Major scheduled turnaround expense	14	—	24	20
(Gain) loss on disposition of assets	(446)	1	(1,966)	(8)
Tax settlements	(57)	—	(57)	—
Unrealized loss on certain derivatives	10	5	4	23
Other	24	13	71	50
Adjusted EBITDA attributable to IEP	$567	$467	$1,496	$693

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Consolidated Adjusted EBIT:	(Unaudited)
Net income (loss)	$829	$238	$2,394	$(1,656)
Interest expense, net	199	221	635	659
Income tax expense	68	15	110	81
Consolidated EBIT	$1,096	$474	$3,139	$(916)
Impairment of assets	5	93	82	670
Restructuring costs	5	8	14	29
Non-Service cost US based pensions	4	5	11	13
FIFO impact (favorable) unfavorable	(15)	7	—	(30)
Major scheduled turnaround expense	24	—	40	38
(Gain) loss on disposition of assets	(446)	1	(1,966)	(10)
Tax settlements	(61)	—	(61)	—
Unrealized loss on certain derivatives	17	8	6	40
Other	24	12	71	60
Consolidated Adjusted EBIT	$653	$608	$1,336	$(106)

IEP Adjusted EBIT:
Net income (loss) attributable to IEP	$597	$(16)	$2,132	$(922)
Interest expense, net	154	157	485	468
Income tax expense	63	8	97	60
EBIT attributable to IEP	$814	$149	$2,714	$(394)
Impairment of assets	5	93	82	429
Restructuring costs	5	7	13	24
Non-Service cost US based pensions	4	4	10	10
FIFO impact (favorable) unfavorable	(9)	4	—	(18)
Major scheduled turnaround expense	14	—	24	20
(Gain) loss on disposition of assets	(446)	1	(1,966)	(8)
Tax settlements	(57)	—	(57)	—
Unrealized loss on certain derivatives	10	5	4	23
Other	24	13	71	50
Adjusted EBIT attributable to IEP	$364	$276	$895	$136